Exhibit 10.5

AMENDMENT TO

CONTRIBUTION AGREEMENT

(PORTALS III)

THIS AMENDMENT TO CONTRIBUTION AGREEMENT is entered into as of December 20, 2005 by and among REPUBLIC PROPERTIES CORPORATION, a District of Columbia corporation (“RPC”), RICHARD L. KRAMER (“Kramer”), STEVEN A. GRIGG (“Grigg”, together with Kramer and RPC, the “General Partners”) and REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”).

WHEREAS, the Operating Partnership and the General Partners previously entered into that certain Contribution Agreement dated as of September 23, 2005 (the “Contribution Agreement”); and

WHEREAS, the Operating Partnership and General Partners desire to amend certain terms of the Contribution Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       In the first sentence of Section 1.6(a), the seventh word, “affiliates,” shall be deleted and replaced with the word “subsidiaries,” and the words “or its affiliates” in the first sentence of Section 1.6(a) shall be deleted.

2.                                       In the first sentence of Section 1.6(b), the words “or its affiliates” shall be deleted.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

REPUBLIC PROPERTIES CORPORATION

By:	/s/ Steven A. Grigg
Name: Steven A. Grigg
Title: President

REPUBLIC PROPERTY LIMITED PARTNERSHIP

By: Republic Property Trust, its General Partner

By:	/s/ Mark R. Keller
Name: Mark R. Keller
Title: Chief Executive Officer

/s/ Richard L. Kramer
RICHARD L. KRAMER

/s/ Steven A. Grigg
STEVEN A. GRIGG